As filed with the Securities and Exchange Commission on September 28, 1999.



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 S3 INCORPORATED

             (Exact name of registrant as specified in its charter)

             Delaware                                77-0204341
  ------------------------------           ------------------------------
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)

  2841 Mission College Boulevard
      Santa Clara, California                           95054
  ------------------------------           ------------------------------
       (Address of Principal                         (Zip Code)
        Executive Offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               Each class is to be registered

                None                                   None
    -----------------------------          -----------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: _________ (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

             Series A Participating Preferred Stock Purchase Rights
        ----------------------------------------------------------------
                                (Title of class)

     The Registration Statement on Form 8-A (the "Registration Statement") filed by S3 Incorporated (the "Registrant") on May 20, 1997 is hereby amended by deleting in their entirety Items 1 and 2 of the Registration Statement and replacing such items with the following:

Item 1.  Decription of Registrant's Securities to be Registered.

     The information required by Item 1 is incorporated by reference to the information appearing under the caption "Description of Capital Stock - Stockholder Rights Plan" on pages 88-91 of the Joint Proxy Statement/Prospectus, dated August 16, 1999 that forms a part of the Registrant's Registration Statement on Form S-4 filed August 16, 1999 (File No. 333-85323).



Item 2.  Exhibits.

     The following exhibits are filed as a part of this registration statement:

     4.1 Rights Agreement dated as of May 14, 1997 between the Registrant and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 28, 1999.

                                  S3 INCORPORATED


                                           /S/  WALTER D. AMARAL
                                  By
                                     -------------------------------------------
                                           Walter D. Amaral
                                           Senior Vice President and
                                           Chief Financial Officer

                                INDEX TO EXHIBITS


4.1 Rights Agreement dated as of May 14, 1997 between the Registrant and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).